    As filed with the Securities and Exchange Commission on March 15, 2000
                                                          Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                   HEIDRICK & STRUGGLES INTERNATIONAL, INC.
            (Exact name of Registrant as specified in its charter)


                DELAWARE                                 36-2681268
       (State or jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                  Identification No.)


                      233 SOUTH WACKER DRIVE,  SUITE 4200
                         CHICAGO, ILLINOIS 60606-6303
              (Address of principal executive offices) (Zip code)

                   HEIDRICK & STRUGGLES INTERNATIONAL, INC.
                          RESTRICTED STOCK UNIT PLAN
                           (Full title of the plan)

                               RICHARD D. NELSON
                   HEIDRICK & STRUGGLES INTERNATIONAL, INC.
                      233 SOUTH WACKER DRIVE - SUITE 4200
                         CHICAGO, ILLINOIS 60606-6303
                    (Name and address of agent for service)

                                (312) 496-1200
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Title of Securities to be   Amount to be     Proposed maximum                Proposed maximum                Amount of registration
registered /(1)/            registered/(1)/  offering price per share/(2)/   aggregate offering price/(2)/   fee/(3)/
-----------------------------------------------------------------------------------------------------------------------------------
      Common Stock,            395,000                  $35.81                        $14,144,950                    $3,734
      $0.01 par value
-----------------------------------------------------------------------------------------------------------------------------------

(1) Represents shares of common stock which are issuable pursuant to the vesting of restricted stock units issuable under the Registrant's Restricted Stock Unit Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of common stock of the Registrant as may be issued upon the antidilution provisions contained in the Restricted Stock Unit Plan.

(2) Pursuant to Rule 457(c), solely for the purpose of calculating the amount of the registration fee. The average of the bid and asked prices reported on the on the Nasdaq National Market on March 13, 2000 was $35.81.

(3) Pursuant to Rule 457(c), the filing fee was estimated based on the average of the bid and asked prices of the Registrant's common stock as reported on the Nasdaq National Market on March 13, 2000 as reported in THE WALL STREET JOURNAL.

                                    PART I

       The information specified in Part I of Form S-8 is not required to be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Note 1 to Part I of Form S-8 and Rule 424 under the Securities Act of 1933. The information required in the
Section 10(a) prospectus is included in the documents being maintained and delivered by Heidrick & Struggles International, Inc. as required by Part I of Form S-8 and by Rule 428 under the Securities Act.

                                    PART II

Item 3. Incorporation of Documents by Reference.

       The following documents are incorporated herein by reference:

(a) The Registrant's prospectus filed pursuant to Rule 424(b) containing the Registrant's audited financial statements for the year ended December 31, 1998 (File No. 333-94017) filed with the SEC on February 3, 2000;

(b)(1) The Registrant's quarterly report filed on Form 10-Q for the quarter ended March 31, 1999 filed with the SEC on May 17, 1999;

(b)(2) The Registrant's quarterly report filed on Form 10-Q for the quarter ended June 30, 1999 filed with the SEC on August 16, 1999;

(b)(3) The Registrant's quarterly report filed on Form 10-Q for the quarter ended September 30, 1999 filed with the SEC on November 15, 1999; and

(c)(1) The "Description of Capital Stock -- Common Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-59931) as filed with the SEC on March 31, 1999.

       All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any Statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a Statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such Statement. Any such Statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

       Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes the Registrant to indemnify its officers and directors, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of actions, suits and proceedings, civil or criminal, brought against them as such officers and directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

       The Registrant's Amended and Restated Bylaws provide for indemnification of officers and directors of the Registrant to the fullest extent authorized by
Section 145 of the Delaware law. The Amended and Restated Bylaws authorize the Registrant to purchase and maintain insurance on behalf of any officer, director, employee, trustee or agent of the Registrant or its subsidiaries against any liability asserted against or incurred by them in such capacity or arising out of their status as such, whether or not the Registrant would have the power to indemnify such officer, director, employee, trustee or agent against such liability under the provisions of the Bylaws or Delaware law.

       The Registrant maintains a directors' and officers' insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such person in their respective capacities as officers and directors of the Registrant. Section 102(b)(7) of the Delaware Law permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty of care as a director. The Registrant's Amended and Restated Certificate of Incorporation limits a director's liability in accordance with Section 102(b)(7) of Delaware Law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.         Document
-----------         --------

1 - 3               Not applicable.

4.01 Form of Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.02 of the Registrant's Registration Statement on Form S-4 (File No. 333-61023)).

4.02 Form of Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.03 of the Registrant's Registration Statement on Form 2-4 (File No. 333-61023)).

4.03                Heidrick & Struggles International, Inc. Restricted Stock
                    Unit Plan.*

5.01                Opinion of Shefsky & Froelich Ltd.*

6 - 22              Not applicable.

23.01               Consent of Arthur Andersen LLP.*

Exhibit No.         Document
-----------         --------

23.02               Consent of Barbier Frinault & Associates (Arthur Andersen).*

24.01               Power of Attorney (included on signature page).*

25 - 99             Not applicable.

* denotes that the Exhibits are filed herein.


Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the

     Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                  Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on March 15, 2000.

                         HEIDRICK & STRUGGLES INTERNATIONAL, INC.

                         By: /s/ Donald M. Kilinski
                            -----------------------
                                 Donald M. Kilinski, Chief Financial Officer and Treasurer

                               Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald M. Kilinski and Richard D. Nelson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all future amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

/s/ Patrick S. Pittard                            March 15, 2000
------------------------------------------------
Patrick S. Pittard, President, Chief Executive
Officer and Director

/s/ Gerard R. Roche                               March 15, 2000
------------------------------------------------
Gerard R. Roche, Director

/s/ David C. Anderson                             March 15, 2000
------------------------------------------------
David C. Anderson, Director

/s/ Thomas J. Friel                               March 15, 2000
------------------------------------------------
Thomas J. Friel, Director

/s/ David B. Kixmiller                            March 15, 2000
------------------------------------------------
David B. Kixmiller, Director

/s/ Bengt Lejsved                                 March 15, 2000
------------------------------------------------
Bengt Lejsved, Director

/s/ Dr. Jurgen B. Mulder                          March 15, 2000
------------------------------------------------
Dr. Jurgen B. Mulder, Director

/s/ Dr. John C. Viney                             March 15, 2000
------------------------------------------------
Dr. John C. Viney, Director

/s/ Robert W. Shaw                                March 15, 2000
------------------------------------------------
Robert W. Shaw, Director

/s/ Carlene M. Ziegler                            March 15, 2000
------------------------------------------------
Carlene M. Ziegler, Director

/s/ Robert Louis-Dreyfus                          March 15, 2000
------------------------------------------------
Robert Louis-Dreyfus, Director